UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Independent BancShares, Inc.

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Independent BancShares, Inc.

May 1, 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Independent BancShares, Inc., which will be held on Thursday, June 18, 2008, beginning at 4:00 p.m., Eastern Time. The meeting will be held at the Holiday Inn Conference Center, 3600 S.W. 38th Street, Ocala, Florida. The purpose of the meeting is to consider and vote upon the proposals explained in the notice and the proxy statement.

A formal notice describing the business to come before the meeting, a proxy statement, and a proxy card are enclosed. We have also enclosed our 2007 Annual Report on Form 10-K for your review, which contains detailed information concerning our 2007 financial performance and activities.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please vote your shares promptly by completing, signing, and dating the enclosed proxy card, and returning it in the postage paid envelope provided. If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the Annual Meeting, you may do so and your proxy will have no further effect.

Sincerely,

John L. Peterson, D.V.M.

Chairman of the Board

Independent BancShares, Inc.

60 S.W. 17th Street

Ocala, Florida 34478

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock:

Notice is hereby given that the Annual Meeting of Shareholders of Independent BancShares, Inc., will be held on Thursday, June 18, 2008, at 4:00 p.m., Eastern Time, at the Holiday Inn Conference Center, 3600 S.W. 38th Street, Ocala, Florida 34474, to consider and act upon the following matters:

1.	Election of 11 directors;

2.	Ratification of the selection of Hacker, Johnson & Smith, PA, as our independent registered public accounting firm for 2008; and

3.	Such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Only shareholders of record of our common stock at the close of business on May 1, 2008, are entitled to receive notice of, and to vote on, the business that may come before the Annual Meeting.

Whether or not you plan to attend the meeting, please complete, sign, date, and return the enclosed proxy card as promptly as possible in the postage paid envelope provided. You may revoke your proxy at any time before it is exercised by following the instructions set forth in Voting of Proxies on the first page of the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Mark A. Imes

President and Chief Executive Officer

May 1, 2008

Independent Bancshares, Inc.

60 Southwest 17th Street

Post Office Box 2900

Ocala, Florida 34478-2900

PROXY STATEMENT

Annual Meeting of Shareholders

This proxy statement and the accompanying notice and proxy card are being furnished to you as a holder of Independent Bancshares, Inc., common stock, $2.00 par value, in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders. The Annual Meeting will be held on Thursday, June 18, 2008, beginning at 4:00 p.m., Eastern Time, at the Holiday Inn Conference Center, 3600 S.W. 38th Street, Ocala, Florida 34474. This proxy statement, the accompanying notice, and proxy card are first being mailed to holders of our common stock on or about May 16, 2008.

Unless the context requires otherwise, references in this statement to “we”, “us”, or “our” refer to Independent Bancshares, Inc., and its wholly owned subsidiaries, Independent National Bank and HKH Financial Center, Inc., doing business as Independent Financial Partners, on a consolidated basis. References to the “Company” denote Independent Bancshares, Inc., Independent National Bank is referred to as the “Bank”, and Independent Financial Partners as “IFP”.

VOTING OF PROXIES

Shares represented by proxies properly signed and returned, unless subsequently revoked, will be voted at the Annual Meeting in accordance with the instructions marked on the proxy. If a proxy is signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted FOR approval of the proposals stated in this proxy statement, and in the discretion of the holders of the proxies on other matters that may properly come before the Annual Meeting.

If you have executed and delivered a proxy, you may revoke such proxy at any time before it is voted by attending the Annual Meeting and voting in person, by giving written notice of revocation of the proxy, or by submitting a signed proxy bearing a later date. Such notice of revocation or later proxy should be sent in time to be received before the vote of shareholders at the Annual Meeting. Unless you vote at the meeting or take other action, your attendance at the Annual Meeting will not revoke your proxy.

VOTING PROCEDURES

Our bylaws provide that a majority of the outstanding shares entitled to vote constitutes a quorum at a meeting of shareholders. Under the Florida Business Corporation Act (the “FBCA”), and our articles of incorporation and bylaws, directors are elected by a plurality of the votes cast in the election at a meeting at which a quorum is present. Other matters are approved if affirmative votes cast by the holders of the shares represented at a meeting at which a quorum is present exceed votes opposing the action, unless the FBCA or our articles of incorporation require a greater number of affirmative votes. Abstentions and broker non-votes have no effect under Florida law.

VOTING SECURITIES

Our Board of Directors has fixed the close of business on May 1, 2008, as the record date for determining the holders of our common stock entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on May 1, 2008, there were issued and outstanding 1,235,644 shares of our common stock entitled to vote at the Annual Meeting. You are entitled to one vote for each share held upon each matter properly submitted at the Annual Meeting.

PURPOSE

We anticipate that our shareholders will act upon the following business at the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors is composed of twelve members, eleven of whom are standing for reelection at this Annual Meeting. Each of the directors serves on the board acting for the Company, the Bank, and IFP, individually and collectively.

In accordance with our articles of incorporation and bylaws, directors are elected by a plurality of the votes cast at the Annual Meeting, and each is elected to serve until the next Annual Meeting. Our bylaws also state that vacancies occurring on the Board of Directors between Annual Meetings may be filled, and up to two additional directors may be selected to serve, upon a majority vote of current directors. Directors who are selected in this manner will serve until the next Annual Meeting, at which time all directors are elected by the vote of shareholders.

Director Webb has served on our Board since 1988, and has chosen not to stand for reelection at this Annual Meeting. However, as he has served as a director since the last Annual Meeting, certain biographical data regarding Dr. Webb is included below.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Name	Age	Positions Held and Principal Occupations During the Past Five Years
John L. Peterson, D.V.M.	66	John L. Peterson, D.V.M., is a founding Director of the Company and the Bank, having been elected to the Board in 1988. Dr. Peterson is the Chairman of the Board, having been elected in 2003, and a member of the Compensation Committee. He is the owner of Spring Hollow Farms, Inc., and President of Peterson, Smith Equine Hospital. Dr. Peterson earned his degree in Veterinary Medicine from Iowa State University.

Charles H. Deters	78	Charles H. Deters is a founding director of the Company and the Bank, having been elected to the Board in 1988. He is Vice-Chairman of the Board and serves as Chairman of the Compensation Committee. Mr. Deters is an attorney and the owner of numerous businesses including Snappy Tomato Pizza, Covington Ky.; Deters Company, Ben-D Farm, Ben-D, Inc., Legal, Inc., and Independence Town Center, LLC. Mr. Deters is an alumnus of Thomas Moore College and the University of Cincinnati.

Mark A. Imes	45	Mark A. Imes was elected President and CEO, and to the Board of Directors on June 14, 2006. From September 2004 to June 2006 he served as President of the Ocala City Division of Wachovia Bank. From 1991 to 2004 Mr. Imes served in various lending and operational capacities with Barnett Bank, N.A., now Bank of America, N.A. Mr. Imes graduated from Vanderbilt University with a B.A. in Economics. He serves on the Board of Directors of Kids Central, Inc., Early Learning Coalition of Marion County, Childhood Development Services, Inc., and Boys and Girls Club of Marion County, and served as the 2005 Campaign Chair of the United Way of Marion County.

Jeremy J. Deters	34	Jeremy J. Deters was elected to the Board in 2002. Mr. Deters is an attorney and the owner of GJ Taylor Mill, LLC. Mr. Deters is an alumnus of Thomas Moore College and the University of Cincinnati. Mr. Deters is the son of Charles H. Deters.

David A. Dizney	44	David A. Dizney was elected to the Board in 2003. Mr. Dizney is a Healthcare Executive for United Medical Corporation and the President of Tenbrook Mental Health Care Facilities. He is a graduate of Northwestern University’s Kellogg School of Management.

Robert A. Ellinor	68	Robert A. Ellinor was elected to the Board in 1989. Until June 14, 2006, he served as the President and CEO of the Company and the Bank. He previously served on the Audit Committee. Mr. Ellinor has a B.S. in marketing from Florida State University and is a graduate of the Consumer Banking School, University of Virginia, and Florida Trust School, University of Florida.

Billy G. Gadd	74	Billy G. Gadd is a founding director of the Company and the Bank, having been elected to the Board in 1988. Mr. Gadd also served as Chairman of the Board until 2003. He is Chairman of the Audit Committee, and a member of the Compensation Committee. He is a former real estate developer and owner of Gadd Enterprises. Mr. Gadd is an alumnus of Florida State University.

Digvijay L. Gaekwad	47	Digvijay “Danny” L. Gaekwad was elected to the Board in 2001. Mr. Gaekwad is President of NDS, USA, LLC, a medical billing and transcription service, insurance claims adjudication, and customer service call center company. He is the president of Karan of Ocala, Inc., a convenience store and gas station acquisition, development, and resale company. Mr. Gaekwad is President of MGM Hotels, LLC, Premier Ocala Property, Kunal Hotels, LLC, Kunal II, LLC, Pensacola LLC, and Indo-American Investment Realty, Inc. Mr. Gaekwad is a member of the Lions Club and the Marion County Chamber of Commerce.

Deborah A. Klugger	53	Deborah A. Klugger was elected to the Board in 2004. Ms. Klugger is the Vice President/ Secretary/Treasurer of Center State Construction, and President of Center State Realty, Inc. She has been a licensed mortgage broker since 1985. Ms. Klugger is a member of the Marion Co. Realtor Association, the Royal Dames for Cancer Research and past President of the Marion County Builders Association (2001-2003). Ms. Klugger is a graduate of Bryant and Stratton Business College.

Lanford T. Slaughter, D.D.S.	67	Lanford T. Slaughter, D.D.S., is a founding director of the Company and the Bank, having been elected to the Board in 1988. He is a member of the Audit Committee. Dr. Slaughter is the owner of his Dentistry practice. He is a member of the Elks Lodge, Shrine Club, and Masonic Lodge. Dr. Slaughter is a graduate of the University of Florida (Biology/Chemistry), Florida Southern University (Chemistry-B.S.), and the Medical College of Virginia (Dentistry).

Frank E. Stafford, C.P.A.	62	Frank E. Stafford, C.P.A., was elected to the Board in 2003. He is a member of the Audit Committee. Mr. Stafford is the President/Partner of Duggan Joiner& Co., CPAs. He is the founder of Leadership Ocala and a graduate of the Florida Atlantic University.

Michael J. Webb, M.D.	58	Michael J. Webb, M.D., was a founding director and has been a member of the Audit Committee. Dr. Webb is the General Partner/Medical Director for Webb Medical Services, Inc., and General Partner in Oakbrook Medical Ltd.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee recommended, and the Board has selected, Hacker, Johnson & Smith, PA, as the independent registered public accounting firm to perform our 2008 audit. Hacker, Johnson & Smith, PA, has audited our accounts since 2005. While shareholder ratification is not required by our bylaws or other legal requirement, the Board is submitting this selection for shareholder ratification as a matter of good corporate practice. The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting will approve the ratification of the selection of Hacker, Johnson & Smith, PA, as our independent registered public accounting firm for 2008.

If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm; and the Audit Committee, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our and our shareholders’ best interests.

Representatives of Hacker, Johnson & Smith, PA, plan to attend the 2008 Annual Meeting and will have an opportunity to make a statement if they so desire, and to respond to appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE INDEPENDENT ACCOUNTING FIRM.

BOARD OF DIRECTORS, GOVERNANCE, AND COMMITTEES

Corporate Governance. The Board of Directors is committed to good business practices, transparency in financial reporting, the highest level of corporate governance and the highest ethical, moral, and legal standards in the conduct of its business and operations. We believe that these standards form the basis for our reputation of integrity in the marketplace and are essential to our efficiency and continued overall success. The Board of Directors generally oversees our business and affairs, and monitors the performance of management. In accordance with sound corporate governance principles, the Board does not involve itself in our day-to-day operations. The directors stay informed primarily through regular discussions with key executives and principal external advisers, including legal counsel and outside auditors, by reading and evaluating reports and other materials, and by actively participating in Board and committee meetings.

Communications with the Board of Directors. The Board has established a process for shareholders to communicate with members of the Board. If you would like to contact the Board you can do so by forwarding your concern, question, or complaint to our Corporate Secretary.

Independence. The Board of Directors has determined that 10 of its 12 members are independent as defined by the NASDAQ Marketplace Rules. Mr. Imes is not deemed independent due to his active role as the President and CEO, and Mr. Ellinor has not yet reached the three year threshold to be deemed independent, as he previously served in that role.

Meetings. The Board of Directors held 12 meetings during the year ended December 31, 2007, and each director attended at least 75% of the meetings of the Board and committees on which they served. Directors are encouraged, but not required, to attend the Annual Meeting, and all 12 directors did so in 2007. Our Board of Directors maintains an Audit Committee and a Compensation Committee, which are described below. Our Board elects the members of these committees at the Board meeting immediately following the Annual Meeting, and membership may change throughout the year based on varying circumstances at the discretion of the Board. Under our bylaws, the Board of Directors is authorized to fill any vacancy on a committee.

Audit Committee. The Audit Committee is responsible for the matters set forth in its written charter as adopted by the Board of Directors, a copy of which was included in the Proxy Statement for the 2007 Annual Meeting and is available on our web site at www.inatbank.com. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing our financial reports, systems of internal controls regarding finance, accounting, legal compliance, and ethics, and evaluating the independence and performance of the independent accountants. The Audit Committee held 6 meetings in 2007. During 2007, Messrs. Ellinor, Gadd, Slaughter, Stafford, and Webb served on the Committee, and Mr. Gadd presided as chairman. All but Mr. Ellinor have been deemed independent, and as it was discovered early in 2008 that Mr. Elliinor did not meet the independence definition established, he stepped down. Dr. Webb has chosen not to stand for reelection as a director. The remaining three members have been determined to be independent in accordance with the NASDAQ Marketplace Rules.

Audit Committee Pre-Approval Policies and Procedures. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee is required to pre-approve all audit services and permissible nonaudit services, including related fees and terms, to be performed by the independent auditor, subject to the de minimus exceptions for nonaudit services described under the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. In 2007, the Audit Committee pre-approved all services performed by the auditor.

Audit Committee Financial Expert. The Board of Directors has determined that Mr. Stafford is an audit committee financial expert for purposes of the rules and regulations of the SEC.

Compensation Committee. The Compensation Committee is comprised of Messrs. Deters, Gadd, and Peterson, all of whom are independent as defined in NASDAQ Marketplace Rules, and Mr. Deters serves as chairman. The charter of the Compensation Committee was included in the 2007 Proxy Statement and is available on our web site at www.inatbank.com.

The Compensation Committee held one meeting in 2007, has the authority to make recommendations to the Board regarding the compensation of the Chief Executive Officer, including base salary and incentive compensation of all kinds, and has the responsibility to review and approve such compensation of our other officers. In determining the compensation of the Chief Executive Officer, the Committee considers, among other factors, our financial performance and relative shareholder return, and the value of similar incentive awards granted to chief executive officers of similarly situated publicly traded bank holding companies, among the other items set forth in its Charter.

The Committee may, to the extent permitted under applicable guidelines, delegate certain of its responsibilities to a subcommittee of one or more of its members, the Board of Directors, or members of management. The CEO is not generally assigned any specific role in determining or recommending the amount or form of executive and director compensation. The Committee has the authority to select, retain and terminate a compensation consultant, and approve such consultant’s fees and other retention terms. To date, no such consultant has been engaged.

Nominating Guidelines. The Company does not have a standing nominating committee. The entire Board of Directors has participated in the consideration of director nominees. The full Board of Directors, excepting those two directors who are not deemed independent, considers candidates for Board membership, including those suggested by shareholders, applying the same criteria to all candidates. Any shareholder who wishes to recommend a prospective nominee for the Board must notify the Corporate Secretary in writing. Any recommendation should provide supporting material as the shareholder considers appropriate, but should at a minimum include such background and biographical material as to enable the Board to make an initial determination regarding whether the nominee satisfies the criteria for directors.

If the Board identifies a need to replace a current member, to fill a vacancy, or to expand the size of the Board, the Board considers candidates from a variety of sources. The process followed by the Board to identify and evaluate candidates includes (a) meetings to evaluate biographical information and background material relating to candidates and (b) interviews of certain candidates. Recommendations by the Board of candidates for inclusion in the slate of director nominees are based upon criteria such as independence, integrity, judgment, business experience and skills, distinction in their activities, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts. The Board also considers any other relevant factors that it may from time to time deem appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise, and the evaluation of all prospective nominees.

EXECUTIVE OFFICERS

The following, in addition to Mr. Imes, who serves as a director, were our executive officers in 2007:

Name	Age	Positions Held and Principal Occupations During the Past Five Years
Theodore E. Salb, Jr.	56	Senior Vice President and Senior Loan Officer of the Bank. Mr . Salb has over 34 years of experience in the financial services industry. Before joining the Bank, he was employed with SunTrust Bank in Ocala for seven years in various capacities. He is active in the Ocala Rotary Club. Mr. Salb is a graduate of the University of Florida, where he earned a BSBA degree in Economics, and the University of Miami, where he received his MBA.

Dennis M. Clarke	56	Senior Vice President and Chief Financial Officer for both the Company and the Bank. Mr. Clarke has over 30 years experience in accounting and finance in the financial and service sectors. Mr. Clarke has been with the company since 2005. He is a graduate of Robert Morris College, where he earned a BS degree in business administration and accounting, and an MBA from the University of Pittsburgh’s Graduate School of Business.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The goals inherent in the Company’s compensation philosophy have been to align the financial interests of our executive officers with the interests of our shareholders and other stakeholders, to reward the executives for overall corporate performance, and to create individual compensation arrangements that are competitive and attractive to executives.

At this time, the Compensation Committee of the Board of Directors is considering, but has not yet developed and made effective, a compensation program for the President and Chief Executive Officer that will provide for annual cash bonuses and periodic grants of stock options and/or restricted stock. Both the bonus and stock grants would be contingent upon performance meeting predetermined goals, such as target return on assets, return on equity, and earnings, as well as such considerations as regulatory standing and asset quality criteria. In setting the types and level of compensation, the Compensation Committee will use as benchmarks the types and median levels of CEO compensation awarded by a selected group of similarly situated, publicly traded financial institutions. This group of financial institutions has not yet been identified, and the plan has yet to be defined.

The Compensation Committee determined that no stock based grants or other such incentives were appropriate to be granted to any of the named executive officers, when considering our 2007 performance. Accordingly, no bonus was paid to Mr. Imes for 2007, and the total 2007 compensation for Mr. Salb, the Bank’s Senior Vice President and Chief Lending Officer, reflected a slight decrease.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation paid to our Chief Executive Officer, Chief Financial Officer and one other named executive officer during 2007 for the last two fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Mark A. Imes, President & Chief Executive Officer (1)	2007 2006	$130,000 67,500		$65,897 21,680	$195,897 89,180

Theodore E. Salb, Jr., SVP / Senior Lending Officer (2)	2007 2006	96,346 93,115	$16,875 16,817	6,152 11,570	119,373 121,503

Dennis M. Clarke, SVP / Chief Financial Officer (2)	2007 2006	88,923 76,324		6,766 10,264	95,669 90,608

(1)

Mr. Imes was elected President and Chief Executive Officer on June 14, 2006. The amounts in All Other Compensation include, for 2007 and 2006, respectively: directors’ fees: $14,600 and $6,100; reimbursement agreed upon at hire of forfeited benefits with prior employer: $17,800 and $1,150; profit sharing: $11,416 and $2,500; incremental insurance coverage: $22,081 and $11,930.

(2)	The amounts in All Other Compensation represent profit sharing.

EMPLOYMENT AGREEMENT

As of May 26, 2006, we entered into an employment agreement with Mr. Imes. Under the agreement, Mr. Imes is entitled to receive a base annual salary of $130,000, the sum of $1,000 for attending each meeting of the Board of Directors and to be covered under the Bank’s benefit plans. Mr. Imes is also reimbursed for automobile, travel, and other business expenses, and for dues or fees incurred by him as a member of social, civic and other organizations of which he is a member and which have been approved by the Company. Under the agreement, upon a change in control of the Company or the Bank, Mr. Imes will receive a lump sum equal to one year’s base salary and director’s fees plus $35,000. In addition, any then unvested stock options will vest as of the date of the change of control.

COMPENSATION OF DIRECTORS

The following table sets forth the total compensation paid to the members of the Board of Directors (except Mr. Imes) for the last fiscal year:

Name	Fees earned or paid in cash ($)	All other compensation ($)	Total ($)
John L. Peterson, DVM	$14,350		$14,350
Charles H. Deters	13,950		13,950
Jeremy J. Deters	13,950		13,950
David A. Dizney	13,450		13,450
Robert A. Ellinor (1)	12,400	$58,825	71,225
Billy G. Gadd	14,700		14,700
Digvijay L. Gaekwad	13,450		13,450
Deborah A. Klugger	14,300		14,300
Lanford T. Slaughter, DDS	12,350		12,350
Frank E. Stafford, CPA	13,900		13,900
Michael J. Webb, MD	12,250		12,250

(1)	Includes $50,000 in retirement pay, and $8,825 in incremental insurance benefits, per agreement at retirement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee consists of three members of the Board, each of whom is independent as defined by the National Association of Securities Dealers. The Board has adopted, and annually reviews, the charter for the Compensation Committee, a copy of which was filed with the 2007 Proxy Statement. The charter specifies the scope of the Compensation Committee’s responsibilities and how those responsibilities are carried out.

As part of the exercise of its duties, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, which immediately precedes this report. Accordingly, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, and incorporated by reference in our Annual Report on Form 10-K.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Charles H. Deters, Chairman

Billy G. Gadd

Dr. John L. Peterson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2007, seven directors or executive officers of the Company were borrowers with respect to loans or lines of credit with the Bank that, in the aggregate, exceeded $3 million. These loans and lines of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company and did not involve more than the normal risk of collectibility or present other unfavorable features.

SHAREHOLDER RETURN PERFORMANCE

Although it is not required by the SEC, we believe it is beneficial to provide a comparison of our stock price performance with both a broad equity market index and a published industry index or peer group for the period for which our stock trading data is available on the OTCBB. Our total return compared with the Russell 2000 Market Index and the SNL Southeast Bank Index is shown in the following graph. This graph assumes that $100 was invested on June 3, 2003, the date our stock price was first available to SNL, and all dividends were reinvested in our common stock and other indices. Each of the indices is weighted on a market capitalization basis at the time of each reported data point.

	06/03/03	12/31/03	12/31/04	12/31/05	12/31/06	12/31/07
Independent BancShares, Inc.	100.00	120.41	120.41	120.41	209.60	154.19
Russell 2000 Index	100.00	126.36	149.52	156.32	185.04	182.14
SNL Southeast Bank Index	100.00	112.76	133.72	136.87	160.50	120.90

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMMON STOCK

The following table contains information as of March 31, 2008, regarding each beneficial owner of more than 5% of our common stock. Unless otherwise indicated, each such person has sole voting and investment power with respect to shares he or she beneficially owns. None of the shares listed below are shares with respect to which such person has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Securities Exchange Act. The mailing address for each person listed is the address of our principal office.

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Total Common Shares
Charles H. Deters (1)	236,001	19.10%
Donald R. Dizney (2)	173,433	14.04%
John C. Weber	124,655	10.09%
Gregory Constantine, Jr. (3)	98,905	8.00%
Edna R. Etheridge	69,918	5.66%

(1)	Includes 220,965 shares held jointly with Mr. Deters’ wife and 3,100 shares held by an IRA for the benefit of Mr. Deters.
(2)	Includes 1,568 shares held by Mr. Dizney’s wife, as to which Mr. Dizney disclaims beneficial interest.
(3)	Includes 33,892 shares held jointly with Mr. Constantine’s wife.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information as of March 31, 2008, regarding the ownership of the Company’s Common Stock by each director and executive officer and all of the directors and officers as a group. Unless otherwise indicated in a footnote, each such person has sole voting and investment power with respect to shares he or she beneficially owns. None of the shares listed below are shares with respect to which such person has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Securities Exchange Act. The address of each director and executive officer is the address of the Company’s principal office.

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Total Common Shares
John L. Peterson, DVM, Chairman of the Board of Directors (1)	36,208	2.93%
Charles H. Deters, Vice Chairman of the Board of Directors (2)	236,001	19.10%
Mark A. Imes, President, Chief Executive Officer and Director	1,050	0.08%
Dennis M. Clarke, Chief Financial Officer	220	0.02%
Jeremy J. Deters, Director	9,835	0.80%
David A. Dizney , Director (3)	6,140	0.50%
Robert A. Ellinor, Director (4)	12,789	1.04%
Billy G. Gadd, Director (5)	14,792	1.20%
Digvijay L. Gaekwad, Director (6)	7,725	0.63%
Deborah A. Klugger, Director	1,248	0.10%
Lanford T. Slaughter, D.D.S., Director (7)	45,719	3.70%
Frank E. Stafford, CPA, Director	1,633	0.13%
Michael J. Webb, MD, Director (8)	420	0.03%
All Directors and Executive Officers as a Group	373,780	30.25%

(1)	Includes 35,710 shares held by Spring Hollow Asset Management, LLC, a family investment company controlled by Dr. Peterson, and 498 shares held jointly with Dr. Peterson’s wife.
(2)	Includes 220,965 shares held jointly with Mr. Deters’ wife and 3,100 shares held by an IRA for the benefit of Mr. Deters.
(3)	Includes 1,296 shares held by Mr. Dizney’s wife, as to which Mr. Dizney disclaims beneficial interest.
(4)	Includes 5,672 shares held jointly with Mr. Ellinor’s wife and 7,117 shares held by an IRA for the benefit of Mr. Ellinor.
(5)

Includes 6,563 shares held jointly with Mr. Gadd’s wife, 487 shares held by an IRA for the benefit of Mr. Gadd and 128 shares held as custodian for Patrick Gadd Hughes, as to which Mr. Gadd disclaims beneficial interest.

(6)	Held jointly with his wife.
(7)	Includes 26,692 shares held jointly with Dr. Slaughter’s wife and 11,334 shares held by an IRA for the benefit of Dr. Slaughter.
(8)	Includes 121 shares held jointly with Dr. Webb’s former wife.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Exchange Act requires our executive officers and directors, and any persons owning more than 10% of a class of our stock, to file certain reports on ownership and changes in ownership with the SEC. During 2007, we believe that our executive officers and directors filed on a timely basis all reports required by Section 16(a) of the Exchange Act relating to transactions involving our equity securities beneficially owned by them.

AUDIT COMMITTEE REPORT

For 2007, the Audit Committee consisted of five members of the Board. The Board has adopted, and annually reviews, a charter for the Audit Committee which specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities. As set forth in its charter, the Audit Committee assists the Board by reviewing financial reports we provide to governmental bodies and/or the public, monitoring the adequacy of our internal controls regarding finance and accounting, reviewing our auditing, accounting, and financial reporting processes generally, and verifying the independence of our independent auditors. All auditors employed or engaged by us report directly to the Audit Committee. To fulfill its responsibilities, the Audit Committee recommends the selection of auditors to the Board, reviews the audit program on at least an annual basis to ensure the adequacy of its scope, and reviews all reports of auditors and examiners, as well as management’s responses to such reports, to ensure the effectiveness of internal controls and implementation of remedial action. The Audit Committee also recommends to the Board whether to include the audited financial statements in our Annual Report on Form 10-K.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing their relationships with us that might bear on their independence, consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; discussed any relationships that may impact their objectivity and independence with the auditors; considered whether the provision of nonaudit services was compatible with maintaining the auditors’ independence; and satisfied itself as to their independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of our internal controls, and the accounting function’s organization, responsibilities, budget, and staffing. The Audit Committee further reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications. With and without management present, the Audit Committee also discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed and discussed our audited financial statements as of and for the year ended December 31, 2007, with management and the independent auditors. Management has the responsibility for preparation of our financial statements, and the independent auditors have the responsibility for examination of those statements. Based on this review and the discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Billy G. Gadd, Chairman	Robert Ellinor	Dr. Michael J. Webb
Dr. Lanford T. Slaughter	Frank Stafford

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The firm of Hacker, Johnson, & Smith, P.A., served as our independent accountants for the fiscal year ending December 31, 2007. Representatives of Hacker, Johnson, & Smith, P.A., will be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. The fees billed or expected to be billed by Hacker, Johnson & Smith, PA, for professional services rendered during 2007 and 2006 are set forth below. The Audit Committee has concluded that the provision of nonaudit services by the independent registered public accounting firm did not and does not impair or compromise the auditors’ independence.

AUDIT AND NONAUDIT FEES

	2007	2006
Audit Fees (1)	$36,000	$36,500
Tax fees (2)	5,500	7,400
All Other Fees (3)	20,000	12,500

Total	$61,500	$56,400

(1)	Audit fees consisted of audit work performed in the preparation and review of financial statements.
(2)	Tax fees consisted principally of assistance related to tax compliance reporting.
(3)	Fees for quarterly and annual review of Forms 10-QSB and Form 10-KSB.

SHAREHOLDER PROPOSALS

Shareholders who wish to include a proposal in our proxy statement and form of proxy relating to the 2009 Annual Meeting should deliver a written copy of their proposal to our principal executive offices no later than December 15, 2008. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in our proxy materials. Except for shareholder proposals to be included in our proxy statement and form of proxy, the deadline for nominations for director and other proposals made by a shareholder is April 6, 2009. We may solicit proxies in connection with next year’s Annual Meeting which confer discretionary authority to vote on any shareholder proposals of which we do not receive notice by April 6, 2009. Proposals and nominees should be directed to the Corporate Secretary at the executive office.

ANNUAL REPORT – DELIVERY TO SHAREHOLDERS SHARING ADDRESS

We are providing a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, simultaneously with delivery of this Proxy Statement. You may obtain additional copies of the Annual Report on Form 10-K filed with the SEC by writing to the Corporate Secretary at the executive office.

We are delivering only one proxy statement and Annual Report to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement or the Annual Report to a shareholder at a shared address to which a single copy was sent. If you are a shareholder residing at a shared address and would like to request an additional copy of the Proxy Statement or Annual Report now or with respect to future mailings (or to request to receive only one copy of the Proxy Statement or Annual Report if you are currently receiving multiple copies), please send your request to the Corporate Secretary at the executive office.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not anticipate that other matters will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

COST OF SOLICITATION

We will bear the cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this proxy statement. We will solicit primarily through the mail, and our officers, directors, and employees may solicit by personal interview, telephone, facsimile, or e-mail proxies. These people will not receive additional compensation for such solicitations, but we may reimburse them for their reasonable out-of-pocket expenses.

Holders of common stock are requested to complete, sign, and date the accompanying proxy card and promptly return it in the enclosed addressed, postage paid envelope.

Mark A. Imes

President and Chief Executive Officer

Dated: May 1, 2008

APPENDIX A

FORM OF PROXY

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Independent BancShares, INC. 60 Southwest 17th Street Ocala, Florida 34478	The undersigned hereby appoints Mark A. Imes and JoAnne Bowman, or any one or more of them, as Proxy with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote as designated below all the shares of the common stock of Independent BancShares, Inc. held of record by the undersigned on May 1, 2008, at the Annual Meeting of Shareholders to be held on June 18, 2008, or any adjournment thereof.

1.	ELECTION OF DIRECTORS (The Board of Directors recommends a vote “FOR” all nominees listed below.)

☐ FOR all nominees listed below (except as marked to the contrary below) (Terms expiring in 2009)	☐ WITHHOLD AUTHORITY for all nominees listed below.	☐ ABSTAIN

Charles H. Deters	Billy G. Gadd	John L. Peterson, D.V.M.
Jeremy Deters	Digvijay L. Gaekwad	Lanford T. Slaughter, D.D.S.
David Dizney	Mark A. Imes	Frank E. Stafford, Jr., C.P.A.
Robert A. Ellinor	Deborah A. Klugger

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2.	RATIFICATION OF THE SELECTION AND APPOINTMENT OF HACKER, JOHNSON & SMITH, PA (The Board of Directors recommends a vote “FOR” ratification of Hacker, Johnson & Smith, PA, as the Company’s independent registered public accounting firm for the year 2008.)

☐ FOR ratification of Hacker, Johnson & Smith PA, as the Company’s independent registered public accounting firm for the fiscal year 2008.	☐ AGAINST	☐ ABSTAIN

3.	IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐  YES    ☐  NO

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of all listed nominees and at the Proxy’s discretion on any other matter that may properly come before the Annual Meeting. Please sign exactly as name appears below. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	______________________________________, 2008
Date

Signature

Signature if held jointly